UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
February 21, 2019
VOYA FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35897	No. 52-1222820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
230 Park Avenue New York, New York		10169
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 309-8200
N/A
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Compensatory Arrangements of Certain Officers
On February 21, 2019, Voya Financial, Inc. (the “Company”) made changes to the compensation arrangements of Rodney O. Martin, Jr., the Company’s Chief Executive Officer; Michael S. Smith, the Company’s Executive Vice President and Chief Financial Officer; and Charles P. Nelson, CEO of the Company’s Retirement and Employee Benefits business, each of whom is a named executive officer (as such term is defined in Item 402 of Regulation S-K) of the Company.
Mr. Martin’s target long-term incentive opportunity has been increased, effective beginning for 2019 performance, to 750% of his annual base salary (for a target long-term incentive opportunity of $7.5 million).
Mr. Smith’s annual base salary has been increased, effective as of March 1, 2019, to $640,000, Mr. Smith’s target annual cash incentive opportunity has been increased, effective beginning for 2019 performance, to 175% of his annual base salary (for a target annual cash incentive opportunity of $1.12 million), and Mr. Smith’s target long-term incentive opportunity has been increased, effective beginning for 2019 performance, to 350% of his annual base salary (for a target long-term incentive opportunity of $2.24 million).
Mr. Nelson’s annual base salary has been increased, effective as of March 1, 2019, to $730,000, Mr. Nelson’s target annual cash incentive opportunity has been increased, effective beginning for 2019 performance, to 150% of his annual base salary (for a target annual cash incentive opportunity of $1.095 million), and Mr. Nelson’s target long-term incentive opportunity has been increased, effective beginning for 2019 performance, to 300% of his annual base salary (for a target long-term incentive opportunity of $2.19 million).
In addition, on February 21, 2019, the Company granted performance-based stock options (the “Options”) to certain of its senior management, including the Company’s principal financial officer and other named executive officers, at a strike price equal to $50.03, the closing price of Company common stock on the grant date, as reported by the New York Stock Exchange.
The Options are subject to vesting conditions based on the achievement of certain cost savings targets on or before December 31, 2020. The Options generally become exercisable one year following achievement of the relevant vesting condition. In the event of a change in control of the Company, the performance conditions on vesting will be waived and the Options will become vested and exercisable on the first anniversary of the change of control (with exceptions for certain terminations of employment). The Options have a term of ten years from the grant date, but to the extent that the relevant vesting condition has not been met by December 31, 2020, any unvested Options will expire without value.
Mr. Smith was granted Options with respect to 71,174 shares of the Company’s common stock; Mr. Nelson was granted Options with respect to 71,174 shares of the Company’s common stock; and Christine Hurtsellers, the Chief Executive Officer of the Company’s Investment Management business (and a named executive officer) was granted Options with respect to 71,174 shares of the Company’s common stock.
A description of the Voya Financial, Inc. 2014 Omnibus Employee Incentive Plan, under which long-term incentive awards and Options are granted, is contained in the Company’s Definitive Proxy Statement on Schedule 14A, as filed with the Securities and Exchange Commission on June 16, 2014, under the captions “Compensation of Executive Officers-Compensation Discussion and Analysis-2013 Compensation-Annual Cash and Deferred Equity-Based Incentive Compensation”, “-Long-Term Equity-Based Incentive Compensation”, “-Critical Compensation and Other Policies”, and “-Summary of Plan-Voya Financial, Inc. 2014 Omnibus Employee Incentive Plan”, and such descriptions are hereby incorporated into this Item 5.02 by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Voya Financial, Inc.
(Registrant)
By:        /s/ Trevor Ogle
Name:    Trevor Ogle

Title:	Senior Vice President and Deputy General Counsel
Dated: February 27, 2019